Exhibit 4.20
English Translation
Power of Attorney
     Our company, Beijing Shengshi Lianhe Advertising Co., Ltd., which is a limited liability company registered in Beijing, the People’s Republic of China (“China”) and whose registration number is 1101042256681, is a shareholder of Beijing AirMedia Advertising Co., Ltd. (“AM Advertising”) and holds the 96.76% equity of AM Advertising. Our company hereby irrevocably authorizes Mr. Guo Man to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Guo Man (Chinese ID number: 110102196305041171) to represent our company to exercise our company’s shareholder rights (including voting power) as specified by PRC laws and the articles of association of AM Advertising at the shareholders’ meeting of AM Advertising, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of our company’s equity in AM Advertising and as an authorized representative of our company, nominating and appointing the general manager of AM Advertising at the shareholders’ meeting of AM Advertising.
     The precondition for the said authorization and entrustment is that Mr. Guo Man is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees with the said authorization and entrustment. Once Mr. Guo Man no longer serves AM Technology or AM Technology informs our company to terminate the said authorization and entrustment, our company will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise all our company’s shareholder rights (including voting power) at the shareholders’ meeting of AM Advertising.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of AM Advertising, unless the Amended and Restated Call Option Agreement jointly signed by our company, AM Technology and AM Advertising on June 14, 2007 is prematurely terminated for whatsoever reason.

Beijing Shengshi Lianhe Advertising Co., Ltd.
/s/ Guo Man

November 28, 2008

English Translation
Power of Attorney
     I, Zhang Xiaoya, a citizen of the People’s Republic of China (“China”), Chinese ID number: 130104196210091519, am a shareholder of Beijing AirMedia Advertising Co., Ltd. (“AM Advertising”) and holds 0.166% equity of AM Advertising. I hereby irrevocably authorize Mr. Xu Qing to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Xu Qing (Chinese ID number: 11010119610220531x) to represent myself to exercise my rights (including voting power) as specified by PRC laws and the articles of association of AM Advertising at the shareholders’ meeting of AM Advertising, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of my equity in AM Advertising and as my authorized representative, nominating and appointing the general manager of AM Advertising at the shareholders’ meeting of AM Advertising.
     The precondition for the said authorization and entrustment is that Mr. Xu Qing is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees with the said authorization and entrustment. Once Mr. Xu Qing no longer serves AM Technology or AM Technology informs me to terminate the said authorization and entrustment, I will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise all my shareholder rights (including voting power) at the shareholders’ meeting of AM Advertising.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of AM Advertising, unless the Amended and Restated Call Option Agreement signed by me, AM Technology and AM Advertising on June 14, 2007 is prematurely terminated for any reason.

Zhang Xiaoya
/s/ Zhang Xiaoya

November 28, 2008

English Translation
Power of Attorney
     I, Xu Qing, a citizen of the People’s Republic of China (“China”), Chinese ID number: 11010119610220531X, am a shareholder of Beijing AirMedia Advertising Co., Ltd. (“AM Advertising”) and holds 0.241% equity of AM Advertising. I hereby irrevocably authorize Mr. Guo Man to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Guo Man (Chinese ID number: 110102196305041171) to represent myself to exercise my rights (including voting power) as specified by PRC laws and the articles of association of AM Advertising at the shareholders’ meeting of AM Advertising, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of my equity in AM Advertising and as my authorized representative, nominating and appointing the general manager of AM Advertising at the shareholders’ meeting of AM Advertising.
     The precondition for the said authorization and entrustment is that Mr. Guo Man is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees with the said authorization and entrustment. Once Mr. Guo Man no longer serves AM Technology or AM Technology informs me to terminate the said authorization and entrustment, I will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise all my shareholder rights (including voting power) at the shareholders’ meeting of AM Advertising.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of AM Advertising, unless the Amended and Restated Call Option Agreement jointly signed by me, AM Technology and AM Advertising on June 14, 2007 is prematurely terminated for whatsoever reason.

Xu Qing
/s/ Xu Qing

November 28, 2008

English Translation
Power of Attorney
     I, Guo Man, a citizen of the People’s Republic of China (“China”), Chinese ID number: 110102196305041171, am a shareholder of Beijing AirMedia Advertising Co., Ltd. (“AM Advertising”) and holds 2.833% equity of AM Advertising. I hereby irrevocably authorize Mr. Zhang Xiaoya to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Zhang Xiaoya (Chinese ID number: 130104196210091519) to represent myself to exercise my rights (including voting power) as specified by PRC laws and the articles of association of AM Advertising at the shareholders’ meeting of AM Advertising, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of my equity in AM Advertising and as my authorized representative, nominating and appointing the general manager of AM Advertising at the shareholders’ meeting of AM Advertising.
     The precondition for the said authorization and entrustment is that Mr. Zhang Xiaoya is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees with the said authorization and entrustment. Once Mr. Zhang Xiaoya no longer serves AM Technology or AM Technology informs me to terminate the said authorization and entrustment, I will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise all my shareholder rights (including voting power) at the shareholders’ meeting of AM Advertising.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of AM Advertising, unless the Amended and Restated Call Option Agreement jointly signed by me, AM Technology and AM Advertising on June 14, 2007 is prematurely terminated for whatsoever reason.

Guo Man
/s/ Guo Man

November 28, 2008